Exhibit 99.2

FRANKLIN FINANCIAL CORPORATION	REVOCABLE PROXY

This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Shareholders on May 3, 2004.

The undersigned being a shareholder of Franklin Financial Corporation (“Franklin Financial”) hereby appoints Gordon E. Inman, Chairman and Chief Executive Officer of Franklin Financial and George J. Regg, Jr., Executive Vice President, Secretary and General Counsel of Franklin Financial, or any one of them, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Franklin Financial which the undersigned is entitled to vote at the special meeting of shareholders, to be held at Franklin National Bank, Pineapple Meeting Room, 234 Public Square, Franklin, Tennessee on May 3, 2004 at 10:00 a.m., Central Standard Time, and at any and all adjournments or postponements thereof. The affirmative vote of a majority of the shares represented at the special meeting may authorize the adjournment of the special meeting; provided, however, that no proxy which is voted against the affiliation agreement and plan of merger will be voted in favor of adjournment to solicit further proxies for the proposal.

The undersigned acknowledges receipt from Franklin Financial prior to the execution of this proxy of notice of the special meeting and a proxy statement/prospectus dated March 31, 2004.

Please sign exactly as your name appears hereon. When signing as attorney, executor, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date:

The board of directors recommends a vote “FOR” the proposal to approve the affiliation agreement and plan of merger.

This proxy is solicited on behalf of the board of directors of Franklin Financial Corporation. This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the proposal stated. If any other business is presented at the special meeting, this proxy will be voted by those named in this proxy in accordance with the determination of a majority of the board of directors. At the present time, the board of directors knows of no other business to be presented at the special meeting. This proxy confers discretionary authority on the holders thereof to vote with respect to matters incident to the conduct of the special meeting.

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve an affiliation agreement dated as of July 23, 2002 and amended as of September 9, 2002 and as of December 10, 2002 and as of March 27, 2003 among Fifth Third Bancorp, Fifth Third Financial Corporation and Franklin Financial Corporation and approve the related plan of merger dated as of March 27, 2003 among Fifth Third Bancorp, Fifth Third Financial Corporation and Franklin Financial Corporation providing for the merger of Franklin Financial Corporation with and into Fifth Third Financial Corporation.	❑	❑	❑